                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "Agreement") is entered into as of
                                              ---------
March 2, 2001, by and among Loudeye Technologies, Inc., a Delaware corporation (the "Acquiror"), and those holders of the Acquiror's Common Stock whose names
      --------
are set forth on Exhibit A attached hereto (collectively, the "Stockholders").
                 ---------                                     ------------

                                   RECITALS
                                   --------

     The Acquiror, DiscoverMusic.com, Inc., a Delaware corporation ("Target"),
                                                                     ------
and Santa Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Acquiror ("Sub"), have entered into an Agreement and Plan of Merger dated
                  ---
as of January 30, 2001 (the "Merger Agreement"), which provides for the
                             ----------------
acquisition of Target by the Acquiror through a merger (the "Merger") of Target
                                                             ------
with and into Sub and the issuance by the Acquiror to the Stockholders of shares of the Acquiror's Common Stock (the "Acquiror Shares") in consideration of the
                                     ---------------
shares of Target (the "Target Shares") exchanged by the Stockholders in the
                       -------------
Merger. As a condition to the closing of the Merger, the Stockholders desire to obtain and the Acquiror has agreed to grant certain registration rights to the Stockholders with respect to the Acquiror Shares.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a)  The terms "register," "registered," and "registration"
                               --------    ----------        ------------
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of
              --------------
the effectiveness of such registration statement or document.

               (b)  The term "Registrable Securities" means:
                              ----------------------

                    (i)  the Acquiror Shares; and

                    (ii) any other shares of Common Stock of the Acquiror issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Acquiror Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

               (c)  The number of shares of "Registrable Securities then
                                             ---------------------------
outstanding" shall mean the number of shares of Common Stock outstanding which
-----------
are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities which are, Registrable Securities;

               (d)  The term "Holder" means any holder of outstanding
                              ------
Registrable Securities who, subject to the limitations set forth in Section 1.7 below, has a contractual relationship with Acquiror entitling such person to certain registration rights in connection with such Company Common Stock;

               (e)  The term "Form S-3" means such form under the Securities Act
                              --------
as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Acquiror with the SEC; and

               (f)  The term "SEC" means the Securities and Exchange Commission.
                              ---

          1.2  Registration.  Acquiror will effect one registration on Form S-3
               ------------
on April 2, 2001 (or use best commercial efforts to effect such registration statement as soon as practicable thereafter), with respect to the Registrable Securities (the "Registration Statement") and any related qualification or
                 ----------------------
compliance with respect to all or a part of the Registrable Securities owned by the Holders, Acquiror will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all Holders;

               (b) as soon as practicable, effect such registration and all such qualifications and compliances and as would permit or facilitate the sale and distribution of the Registrable Securities. Notwithstanding the foregoing, Acquiror shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2: (1) if Acquiror or the Holders are not eligible for use of Form S-3, in which case Acquiror shall effect such registration as soon as practicable after it and they become eligible for use of Form S-3; or (2) in any particular jurisdiction in which the Acquiror would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

               (c) Subject to the foregoing, the Acquiror will use reasonable commercial efforts to file the Registration Statement on Form S-3 covering the Registrable Securities on April 2, 2001 (or within a reasonable time thereafter). All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Acquiror. The Acquiror shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders.

               (d) Notwithstanding the foregoing, Acquiror shall have no obligation to cause any such registration, qualification or compliance pursuant to this Section 1.2 to become effective prior to April 15, 2001.

               (e) Notwithstanding the foregoing, Acquiror shall have no requirement to file the Registration Statement prior to the date that is five
(5) days following receipt of financial statements of Target for the fiscal year end ended December 31, 2000.

               (f) If Acquiror is not eligible for use of Form S-3 on April 2, 2001, and Acquiror is unable to effect such registration using Form S-3 by May 15, 2001, Acquiror will effect one registration on Form S-1 or S-2 (whichever Acquiror is eligible for use and within Acquiror's sole discretion) with respect to the Registrable Securities and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Holders. In such event, Acquiror will be subject to same terms and conditions with such filing under this 1.2(f) as set forth in 1.2 (a) - (e), substituting "S-1" or "S-2", as applicable, for the term "S-3".

          1.3  Obligations of the Acquiror.
               ---------------------------

               (a) Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Acquiror shall, as expeditiously as reasonably possible:

                    (i) prepare and file with the SEC the Registration Statement and such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and any post-effective amendments or other forms or filings as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered thereby;

                    (ii) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities under such registration statement;

                    (iii) use its best commercial efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, Acquiror shall not be required in
                          --------  -------
connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                    (iv) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                    (v) cause all such Registrable Securities registered thereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Acquiror are then listed.

               (b)  Requirement to Keep Effective.  Acquiror shall use its best
                    -----------------------------
commercial efforts to cause such registration statement to remain effective, subject to Section 1.3(c), until the first to occur of (1) the second anniversary of the effective date of the Registration Statement, (2) the date by which all Registrable Securities included therein are sold or (3) the date all Holders are eligible to sell all such Holder's Registrable Securities in any three month period pursuant to Rule 144 (or such successor rule as may be adopted).

               (c)  Suspension.  Notwithstanding Section 1.2 or the above,
                    ----------
Acquiror shall have the right, exercisable three times in the first year following the effective date of the Registration Statement ("Year One") and two
                                                             --------
times in the second year following the effective date of the Registration Statement ("Year Two"), to suspend sales of Registrable Securities pursuant to
            --------
an effective registration statement for a period not to exceed an aggregate of 75 days in Year One and an aggregate of 75 days in Year Two, in the event that the Board of Directors of Acquiror determines that such suspension is in the best interests of the Acquiror.

          1.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Acquiror to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Acquiror such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Acquiror will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or
                 ------------
liabilities (joint or several) to which they may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i)
                                                               ---------
any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Acquiror will pay, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Acquiror, which consent shall not be unreasonably withheld, nor shall the Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Acquiror, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Acquiror within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.5(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

               (d) If the indemnification provided in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e)  The obligations of the Acquiror and Holders under this
Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.6  Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Acquiror to the public without registration, the Acquiror agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

               (b) file with the SEC in a timely manner all reports and other documents required of the Acquiror under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Acquiror that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Acquiror and such other reports and documents so filed by the Acquiror, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          1.7  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Acquiror to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of at least the lesser of (a) all of such Holder's Registrable Securities, or (b) 100,000 shares of such securities (as adjusted for stock splits, combinations, dividends, or recapitalizations) provided the Acquiror is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The foregoing share limitation shall not apply, however, to transfers by a Stockholder to any wholly-owned subsidiary or constituent Stockholders (if a corporation), partner of the Stockholder (if a partnership), or any spouse, son or daughter of the Stockholder (if an individual), or to trustees of a trust the beneficiaries of which include the Stockholder and any spouse, son or daughter of the Stockholder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 1.

          1.8  Termination of Registration Rights.  No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after the earlier of (a) two years following the effective date of the Registration Statement, (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any three month period pursuant to Rule 144 (or such successor rule as may be adopted), or (c) the date on which Acquiror sells, conveys, or otherwise disposes of all or substantially all of its property or business or merges with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effects any other transaction or series of related transactions in which more than 50% of the voting power of Acquiror is disposed of and Acquiror is not the survivor.

     2.   Miscellaneous.
          -------------

          2.1  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived with the written consent of the Acquiror and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon the parties and their respective successors and assigns. In addition, the Acquiror may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of Section 2.1 hereof, the Holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Acquiror, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

          2.2  Successors and Assigns.  Subject to the provisions of Section
               ----------------------
1.7, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.3  Governing Law; Jurisdiction.  This Agreement shall be governed
               ---------------------------
and construed in accordance with the laws of the State of Washington without regard to any applicable conflicts of law. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Washington; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Western District of Washington; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 2.6.

          2.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts (including by facsimile copies and facsimile signatures), each of which shall be deemed an original and all of which together shall constitute one instrument.

          2.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.6  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and
(a) if to the Acquiror, with a copy to: Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, attn: John Robertson.

          2.7  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          2.8  Entire Agreement.  This Agreement is the product of all of the
               ----------------
parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          2.9  Advice of Legal Counsel.  Each party acknowledges and represents
               -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

          2.10 Rights of Holders.  Each Holder of Registrable Securities shall
               -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Acquiror as a result of exercising or refraining from exercising any such right or rights.

          2.11 Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          2.12 Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                           [Signature Page Follows]

     The parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              LOUDEYE TECHNOLOGIES, INC.


                              By: /s/ David Bullis
                                  ----------------------------------------

                              Title: President and Chief Executive Officer
                                     -------------------------------------

                              Address: Times Square Building
                                       414 Olive Way, Suite 300
                                       Seattle, WA 98101


                              STOCKHOLDERS:


                              ____________________________________________
                              Name:

                              Address: ___________________________________

                              ____________________________________________



                              ____________________________________________
                              Name:

                              Address: ___________________________________

                              ____________________________________________